As filed with the Securities and Exchange Commission on March 30, 2009

Registration Nos. 333-106902; 333-85114; 333-82191; 333-30491; 33-79676; 33-34206; and 33-33881

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT TO

FORM S-8 REGISTRATION STATEMENT NO. 333-106902

FORM S-8 REGISTRATION STATEMENT NO. 333-85114

FORM S-8 REGISTRATION STATEMENT NO. 333-82191

FORM S-8 REGISTRATION STATEMENT NO. 333-30491

FORM S-8 REGISTRATION STATEMENT NO. 33-79676

FORM S-8 REGISTRATION STATEMENT NO. 33-34206

FORM S-8 REGISTRATION STATEMENT NO. 33-33881

UNDER THE SECURITIES ACT OF 1933

Alabama Aircraft Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	84-0985295
(State or other jurisdiction of Incorporation)	(IRS Employer Identification No.)

1943 North 50th Street

Birmingham, Alabama 35212

(205) 592-0011

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Pemco Aviation Group, Inc. Nonqualified Stock Option Plan

Pemco Aviation Group, Inc. Nonqualified Stock Option Plan

Precision Standard, Inc. Nonqualified Stock Option Plan

Precision Standard, Inc. Nonqualified Stock Option Plan and Precision Standard, Inc. Incentive Stock Option

and Appreciation Rights Plan

Precision Standard, Inc. Amended and Restated Nonqualified Stock Option Plan and Amended and Restated

Incentive Stock Option and Appreciation Rights Plan

Precision Standard, Inc. Incentive Stock Option Plan and Appreciation Rights Plan, Precision Standard, Inc.

Nonqualified Stock Option Plan

Precision Standard, Inc. Incentive Stock Option & Appreciation Rights Plan, Precision Standard, Inc.

Nonqualified Option Plan

(Full Titles of the Plans)

Randall C. Shealy

Senior Vice President and Chief Financial Officer

1943 North 50th Street

Birmingham, Alabama 35212

(205) 592-0011 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Craig M. Garner, Esq.

Latham & Watkins LLP

12636 High Bluff Drive, Suite 300

San Diego, California 92130

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment to the Alabama Aircraft Industries, Inc. Registration Statements on Form S-8 listed below (collectively, the “Prior Registration Statements”) is filed to deregister all securities that were previously registered and have not been sold or otherwise issued as of the date of the filing of this Post-Effective amendment under the (i) Pemco Aviation Group, Inc. Nonqualified Stock Option Plan; (ii) Pemco Aviation Group, Inc. Nonqualified Stock Option Plan; (iii) Precision Standard, Inc. Nonqualified Stock Option Plan; (iv) Precision Standard, Inc. Nonqualified Stock Option Plan and Precision Standard, Inc. Incentive Stock Option and Appreciation Rights Plan; (v) Precision Standard, Inc. Amended and Restated Nonqualified Stock Option Plan and Amended and Restated Incentive Stock Option and Appreciation Rights Plan; (vi) Precision Standard, Inc. Incentive Stock Option Plan and Appreciation Rights Plan, Precision Standard, Inc. Nonqualified Stock Option Plan; and (vii) Precision Standard, Inc. Incentive Stock Option and Appreciation Rights Plan, Precision Standard, Inc. Nonqualified Stock Option Plan and for which the Prior Registration Statements had remained in effect.

1.	Registration Statement No. 333-106902

2.	Registration Statement No. 333-85114

3.	Registration Statement No. 333-82191

4.	Registration Statement No. 333-30491

5.	Registration Statement No. 33-79676

6.	Registration Statement No. 33-34206

7.	Registration Statement No. 33-33881

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Prior Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 30, 2009

ALABAMA AIRCRAFT INDUSTRIES, INC.

By:	/s/ RANDALL C. SHEALY
Randall C. Shealy Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below hereby appoints Randall C. Shealy as his or her true and lawful attorney-in-fact to sign on his or her behalf and individually and in the capacity stated below and to file all amendments (including post-effective amendments) and make such changes and additions to the Registration Statement, and to file the same, with all exhibits thereof, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities indicated, on the 30th day of March, 2009.

Signature	Capacity	Date

/s/ MICHAEL E. TENNENBAUM Michael E. Tennenbaum	Chairman, Director	March 30, 2009

/s/ H.T. BOWLING H.T. Bowling	Vice Chairman, Director	March 30, 2009

/s/ RONALD A. ARAMINI Ronald A. Aramini	President, Chief Executive Officer and Director	March 30, 2009

/s/ THOMAS C. RICHARDS Thomas C. Richards	Director	March 30, 2009

/s/ RONALD W. YATES Ronald W. Yates	Director	March 30, 2009

/s/ ROBERT E. JOYAL Robert E. Joyal	Director	March 30, 2009

/s/ HUGH STEVEN WILSON Hugh Steven Wilson	Director	March 30, 2009

/s/ RANDALL C. SHEALY Randall C. Shealy	Senior Vice President and Chief Financial Officer	March 30, 2009